Exhibit 4.19

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Computershare Trust Company, N.A.

150 Royall Street

Suite V

Canton, Massachusetts 02021

Information Agent: Georgeson LLC

Banks, brokers and shareholders call toll-free: 866-413-5899

ITERUM THERAPEUTICS PLC

MR A SAMPLE

ITERUM THERAPEUTICS PLC SUBSCRIPTION RIGHTS CERTIFICATE

THIS SUBSCRIPTION RIGHTS OFFERING (THE “RIGHTS OFFERING”) EXPIRES AT 5:00 P.M., EASTERN TIME, ON AUGUST 6, 2024, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

ITERUM THERAPEUTICS PLC, an Irish public limited company (the “Company”), has distributed to each holder of its (i) ordinary shares, nominal value $0.01 per share (“Ordinary Shares”), and (ii) warrants that have contractual rights to participate in the Rights Offering (each, an “Eligible Warrant” and collectively, the “Eligible Warrants”) owned as of record (each an “Eligible Holder”) at 5:00 p.m., Eastern Time, on July 16, 2024 (the “Record Date”), at no charge, one non-transferable subscription right (each, a “Right”) to subscribe for and purchase units (the “Units”) to be issued by the Company for every Ordinary Share (or in the case of the holders of the Eligible Warrants for every Ordinary Share that the holder had the right to acquire on the Record Date pursuant to the exercise of the Eligible Warrants). Each whole Unit will consist of (a) one Ordinary Share, (b) a warrant to purchase 0.5 Ordinary Shares, at an exercise price of $1.21 per whole Ordinary Share from the date of issuance through its expiration one year from the date of issuance (the “1-Year Warrants”), and (c) a warrant to purchase one Ordinary Share, at an exercise price of $1.21 per whole Ordinary Share from the date of issuance through its expiration five years from the date of issuance (the “5-Year Warrants” and, together with the 1-Year Warrants, the “Warrants”). Each subscription right will entitle its holder to purchase 0.50 Units, at a subscription price of $0.605 per 0.50 Unit (the “Subscription Price”), consisting of (a) 0.50 Ordinary Shares (b) a 1-Year Warrant to purchase 0.25 Ordinary Shares, and (c) a 5-Year Warrant to purchase 0.50 Ordinary Shares, which the Company refers to as the “Basic Subscription Right.” Eligible holders who fully exercise their Basic Subscription Rights will be entitled to exercise an over-subscription privilege to subscribe for and purchase additional Units that remain unsubscribed as a result of unexercised Basic Subscription Rights (the “Over-Subscription Privilege” and together with the Basic Subscription Rights, the “Rights”), subject to proration and stock ownership limitations. The terms and conditions of the Rights Offering are set forth in the prospectus filed by the Company on July __, 2024 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this subscription rights certificate (the “Rights Certificate”) by reference. The owner of this Rights Certificate is entitled to the number of Basic Subscription Rights, and is entitled to exercise the Basic Subscription Rights, for the number of Units shown on this Rights Certificate. No fractional subscription rights are being distributed and no fractional Units will be issued upon the exercise of any subscription rights in this Rights Offering. Shareholders and/or Eligible Warrant holders must exercise subscription rights for at least one whole Unit to participate in the Rights Offering. Further, Warrants received by a shareholder and/or Eligible Warrant holder may only be exercised to purchase whole numbers of Ordinary Shares and may not be exercised in respect of any fractional Ordinary Shares. As a result, shareholders holding less than two Ordinary Shares and/or Eligible Warrant holders with Eligible Warrants exercisable for less than two Ordinary Shares may not be able to participate in the Rights Offering and shareholders holding less than four Ordinary Shares and/or Eligible Warrant holders with Eligible Warrants exercisable for less than four Ordinary Shares may not be able to acquire any exercisable 1-Year Warrants in the Rights Offering.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights evidenced by this Rights Certificate may not be transferred or sold. The Rights will not be listed on any securities exchange or quoted on any automated quotation system. Upon expiration of the Rights Offering, the Units will immediately separate. There is no public trading market for the 1-Year Warrants or the 5-Year Warrants and we do not intend to list the 1-Year Warrants or the 5-Year Warrants on any national securities exchange or other recognized trading system.

SUBSCRIPTION PRICE

The Subscription Price for the Basic Subscription Rights and the Over-Subscription Privilege is $0.605 per 0.50 Unit.

Full payment of the subscription price for each Unit you wish to purchase must be made in U.S. dollars by (1) personal check drawn upon a U.S. bank payable to Computershare Trust Company, N.A. (the “Subscription Agent”), the subscription agent for the Rights Offering, or (2) wire transfer, in each case in accordance with the “Instructions as To Use of Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, eligible holders who hold shares as a depository or nominee must exercise the Rights on behalf of the beneficial owner through the customary procedures of The Depository Trust Company (“DTC”) using DTC’s Automated Subscription Offer Program (commonly referred to as “ASOP”) and deliver all documents and payment (without any deductions for wire transfer fees, bank charges or similar fees) prior to 5:00 p.m., Eastern Time, on the Expiration Date.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF UNITS THAT YOU ARE REQUESTING TO SUBSCRIBE FOR AND PURCHASE (WITHOUT ANY DEDUCTIONS FOR WIRE FEES, BANK CHARGES OR SIMILAR FEES) TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE FOR YOUR RIGHTS TO BE CONSIDERED VALIDLY EXECUTED. RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR RIGHTS.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

	XXXX	Subscription Rights	XXX.XXXXXX

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the Basic Subscription Right and the Over-Subscription Privilege. Units subscribed for pursuant to the Over-Subscription Privilege are subject to proration and share ownership limitations, as described in the Prospectus. If you are the Eligible Holder, you must deliver payment to the Subscription Agent via personal check or wire to accounts maintained by the Subscription Agent; please reference your Rights Certificate control number on your check or in the notes to the wire instruction. If your Ordinary Shares and/or Eligible Warrants are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance with the instructions provided by such nominee.

Payments of the Subscription Price for the Units will be held in a segregated account until the Rights Offering is completed or the Company withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your Units have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of Units pursuant to the Basic Subscription Right	(no. of Basic Subscription Rights)	x1=	(no. of Units)	x _____ = (per Unit)	$

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By Mail: Computershare Trust Company, N.A., Attn: Corporate Actions Voluntary Offer; COY: ITRM, P.O. Box 43011, Providence, RI 02940-3011

All Trackable Mail, Including Overnight Delivery: Computershare Trust Company, N.A., Attn: Corporate Actions Voluntary Offer; COY: ITRM 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THIS RIGHTS CERTIFICATE AND RIGHTS OFFERING SHOULD BE DIRECTED TO GEORGESON LLC, THE INFORMATION AGENT, AT (866) 920-4401 (TOLL FREE IN THE U.S. AND CANADA) OR (781) 896-6947 (FOR CALLS OUTSIDE THE U.S. AND CANADA).

EXAMPLE: If you own 1,000 Ordinary Shares, your Basic Subscription Right permits the purchase of _____Units. [1,000 subscription Rights x 1= 1,000.]

☐	In addition, I apply for additional Units pursuant to the Over-Subscription Privilege*	(no. of additional Units)	x $______ = (per Unit)	$

☐	I enclosed a payment of $ __________________ (must match the sum of the dollar amounts above) Check No. ______________________________	OR	☐ I wired a payment of $ ____________________ (must match the sum of the dollar amounts above) Fed. Reference No._________________________

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF BASIC SUBSCRIPTION RIGHTS:

☐	I apply for	(no. of Units)	x $______ = (per Unit)	$

☐	I enclosed a payment of $ ________________ (must match sum of the dollar amounts above) Check No. ____________________________	OR	☐ I wired a payment of $ ______________________ (must match sum of the dollar amounts above) Fed. Reference No._________________________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I hereby represent, in connection with this subscription, that I have not since the commencement date, July 22, 2024, entered into, and I agree that I will not, during the period beginning on the date hereof and ending on the closing date of the Rights Offering, enter into any short sale or similar transaction with respect to the Ordinary Shares of the Company. I further acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Rights and Over-Subscription Privilege in the Offering:

Signature of Subscriber(s)

_____________________________________________________________________________________________________________

(and address if different than listed on this Rights Certificate)

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

Telephone number (including area code) ____________________________

*	You may only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of Units pursuant to the Basic Subscription Right.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By Mail: Computershare Trust Company, N.A., Attn: Corporate Actions Voluntary Offer; COY: ITRM, P.O. Box 43011, Providence, RI 02940-3011

All Trackable Mail, Including Overnight Delivery: Computershare Trust Company, N.A., Attn: Corporate Actions Voluntary Offer; COY: ITRM 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THIS RIGHTS CERTIFICATE AND RIGHTS OFFERING SHOULD BE DIRECTED TO GEORGESON LLC, THE INFORMATION AGENT, AT (866) 920-4401 (TOLL FREE IN THE U.S. AND CANADA) OR (781) 896-6947 (FOR CALLS OUTSIDE THE U.S. AND CANADA).